UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2016

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Sale of Wolfspeed to Infineon Update

As previously announced, Cree reached an agreement to sell the Wolfspeed business to Infineon Technologies AG in July 2016. The parties are continuing to work together to obtain the customarily required regulatory approvals in various jurisdictions, including foreign and domestic antitrust approvals, as well as CFIUS approval. The parties have submitted their CFIUS filing to the Committee on Foreign Investment in the United States, and expect the statutory CFIUS review period to commence in the near term. Cree continues to believe that the likelihood of closing the transaction remains unchanged, and Cree and Infineon target closing the transaction in February 2017.

The information set forth above includes forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to the estimated completion date for the Wolfspeed-Infineon transaction, could differ materially due to a number of factors, including but not limited to the risk that the sale of our Wolfspeed business to Infineon may be delayed or may not occur; the ability to obtain regulatory approval or the possibility that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Wolfspeed transaction; the risk that one or more of the conditions to closing of the Wolfspeed transaction may not be satisfied and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2016, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this report. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this report if our views later change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: November 23, 2016